UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

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Rocky Mountain Chocolate Factory, Inc. issued the following press release on August 10, 2021:

Rocky Mountain Chocolate Factory Advances Plan to Bring on World-Class Strategic and Operational Expertise to its Board of Directors

Company Retains Leading Global Search Firm to Identify Exemplary Independent Board Candidates and Strengthen RMCF’s Ability to Drive Growth, Accelerate Innovation and Deliver Superior Customer Experiences

DURANGO, CO / August 10, 2021 / Rocky Mountain Chocolate Factory, Inc. (NASDAQ: RMCF) (the "Company"), a global confectionary manufacturer, international franchisor and retail operator delighting consumers through a premium offering of gourmet chocolate, confection and self-serve frozen yogurt, today announced key initiatives to bring on world-class strategic and operational expertise to its Board of Directors, and support the Company’s growth strategy, accelerate innovation and deliver superior customer experiences.

Following the Company’s election of Rahul Mewawalla as independent Chairperson of the RMCF Board effective July 30, 2021, the Company today announced the formation of a Special Committee of the Board of Directors (“Special Committee”) to oversee the process of identifying new qualified, independent directors for the company’s next chapter of growth, innovation and transformation. The establishment of this Special Committee represents the next step in the Company’s stated commitment to refresh RMCF’s Board with a view towards the future and further enhancing corporate governance structures and practices at the Company. The Special Committee is comprised of Rahul Mewawalla, Chairperson of the Board and two other independent directors. In connection with this process, RMCF has retained leading global search firm Russell Reynolds Associates to identify world-class candidates for the Board’s consideration.

“We are committed to ensuring the RMCF Board has the right experience, expertise and perspectives to maximize shareholder value and build upon the Company’s incredible 40-year legacy,” said Mr. Mewawalla. “We are conducting a rigorous and thoughtful nationwide evaluation to identify several world-class, independent directors that will join RMCF’s Board. In collaboration with an independent search firm, we intend to add valuable perspective to the Board and propel the Company to greater success for our shareholders, our employees, our franchisees and stores, and our customers all across the country and the world.”

The RMCF Board is committed to ensuring that it is composed of directors with the right skills and perspectives to strengthen its competitive positioning and deliver superior value to all shareholders. Upon the completion of this search process, at or before the Company’s 2021 annual meeting, a majority of the Board will have been refreshed over the last two years, all of whom are independent.

The Special Committee of RMCF’s Board welcomes shareholders to provide their inputs on board director candidates and for Russell Reynolds to assess and evaluate all candidates as part of their overall process. The Special Committee encourages shareholders to submit their suggestions by contacting the Company’s Corporate Secretary.

Added Mr. Mewawalla: “We believe that the best companies value the suggestions, inputs and perspectives of all their shareholders. These latest Board initiatives will advance the Company’s commitment to best-in-class corporate governance and position RMCF to deliver enduring shareholder value, while creating a foundation to grow, innovate and delight our consumers.”

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchiser of gourmet chocolate, confection and self-serve frozen yogurt stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. The Company, its subsidiaries and its franchisees and licensees operate more than 300 Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores across the United States, South Korea, Qatar, the Republic of Panama, and The Republic of the Philippines. The Company's common stock is listed on the Nasdaq Global Market under the symbol "RMCF."

Forward-Looking Statements

This press release includes statements of the Company's expectations, intentions, plans and beliefs that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. The nature of the Company's operations and the environment in which it operates subjects it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. The statements, other than statements of historical fact, included in this press release are forward-looking statements. Many of the forward-looking statements contained in this press release may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," or similar expressions. Factors which could cause results to differ include, but are not limited to: the impact of the COVID-19 pandemic and global economic conditions on the Company's business, including, among other things, online sales, factory sales, retail sales and royalty and marketing fees, the Company's liquidity, the Company's cost cutting and capital preservation measures, achievement of the anticipated potential benefits of the strategic alliance with Edible Arrangements®, LLC and its affiliates ("Edible"), the ability to provide products to Edible under the strategic alliance, Edible's ability to increase the Company's online sales, changes in the confectionery business environment, seasonality, consumer interest in the Company's products, general economic conditions, the success of the Company's frozen yogurt business, receptiveness of the Company's products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of the Company's co-branding strategy, the success of international expansion efforts and the effect of government regulations. Government regulations which the Company and its franchisees and licensees either are, or may be, subject to and which could cause results to differ from forward-looking statements include, but are not limited to: local, state and federal laws regarding health, sanitation, safety, building and fire codes, franchising, licensing, employment, manufacturing, packaging and distribution of food products and motor carriers. For a detailed discussion of the risks and uncertainties that may cause the Company's actual results to differ from the forward-looking statements contained herein, please see the "Risk Factors" contained in Item 1A. of the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2021, as amended. Additional factors that might cause such differences include, but are not limited to: the length and severity of the current COVID-19 pandemic and its effect on among other things, factory sales, retail sales, royalty and marketing fees and operations, the effect of any governmental action or mandated employer-paid benefits in response to the COVID-19 pandemic, and the Company's ability to manage costs and reduce expenditures and the availability of additional financing if and when required. These forward-looking statements apply only as of the date hereof. As such they should not be unduly relied upon for more current circumstances. Except as required by law, the Company undertakes no obligation to release publicly any revisions to these forward-looking statements that might reflect events or circumstances occurring after the date of this press release or those that might reflect the occurrence of unanticipated events.

Important Additional Information and Where to Find It

The Company intends to file a proxy statement on Schedule 14A, an accompanying proxy card and other relevant documents with the Securities and Exchange Commission (the "SEC") in connection with such solicitation of proxies from RMCF stockholders for the Company's 2021 Annual Meeting of Stockholders. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY'S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge in the "SEC Filings" section of the of the Company's Investor Relations website at www.rmcf.com/Investor-Relations.aspx or by contacting the Company's Investor Relations department at (970) 375-5678, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants to the Solicitation

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from stockholders in connection with matters to be considered at the Company's 2021 Annual Meeting of Stockholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company's directors and executive officers, in the Company is included in its Proxy Statement on Schedule 14A for its 2020 Annual Meeting of Stockholders, filed with the SEC on August 13, 2020, the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2021, filed with the SEC on June 1, 2021, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on June 28, 2021, and in the Company's Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of the Company's directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 and Annual Statements of Changes in Beneficial Ownership on Form 5. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in Company will be set forth in the Proxy Statement for the Company's 2021 Annual Meeting of Stockholders and other relevant documents to be filed with the SEC, if and when they become available.

Media Contacts:

Kendell Moore / Jake Yanulis

Abernathy MacGregor

amg-rmcf@abmac.com

(212) 371-5999

Investor Contact:

William P. Fiske

Georgeson LLC

(212) 440-9128

SOURCE: Rocky Mountain Chocolate Factory, Inc.